RULE 10f-3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f-3 Procedures

1.	Name of Portfolio: Neuberger Berman Genesis Fund
2.	Name of Issuer: Principal Financial Group, Inc.

3.	Date of Purchase: October 22, 2001

4.	Underwriter from whom purchased: Goldman, Sachs & Co.

5.	"Affiliated Underwriter" managing or participating in
underwriting syndicate:  Neuberger Berman,
LLC
6.	Is a list of the underwriting syndicate's members attached?
Yes X		    No  _____
7.	Aggregate principal amount of purchase by all investment
companies advised by the
	Adviser or Subadviser: 744,800

8.	Aggregate principal amount of offering:  100,000,000

9.	Purchase price (net of fees and expenses): $18.50

10.	Date offering commenced: October 22, 2001

11.	Offering price at close of first day on which any sales
were made: $18.50

12.	Commission, spread or profit: 4.35 %		$0.805/
share

13.	Have the following conditions been satisfied?
		Yes	     No

a.	The securities are:
	part of an issue registered under the Securities Act of 1933 which is being offered to the public;
	Eligible Municipal Securities;
	sold in an Eligible Foreign Offering; or sold in an Eligible Rule 144A offering?
(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)


	X		____
	____		____
	____		____
	____		____

b.	(1)   The securities were purchased prior to the end of the
first day on which
any sales were made, at a price that is not more than the price paid by each
other purchaser of securities in that offering or in any
concurrent offering of
the securities (except, in the case of an Eligible Foreign
Offering, for any
rights to purchase that are required by law to be granted to existing security
holders of the issuer); OR
  Yes	        No







X	 ____

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____	 ____
c.	The underwriting was a firm commitment underwriting?
	X   		____
d.	The commission, spread or profit was reasonable and fair in
relation to that
being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?



	X		____
e.	The issuer of the securities, except for Eligible Municipal
Securities, and its
predecessors have been in continuous operation for not less than three years?

	X		____
f.	(1)  The amount of the securities, other than those sold in
an Eligible Rule
144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering; OR

	(2)  If the securities purchased were sold in an Eligible
Rule 144A Offering,
the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

(i)	The principal amount of the offering of such class sold by
underwriters
or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii)	The principal amount of the offering of such class in any
concurrent
public offering?



	X		____










	____		____
g.        (1)      No affiliated underwriter of the Trust was a
direct or indirect participant
in or beneficiary of the sale; OR
(2)   With respect to the purchase of Eligible Municipal
Securities, such
purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

X 	____



____	____



h.	Information has or will be timely supplied to the
appropriate officer of the
Trust for inclusion on SEC Form N-SAR and quarterly reports to the
Trustees?
Yes	  No



	 X		____

Approved:						       Date: October
30, 2001


RULE 10f-3 ? REPORT FORM
Additional information for paragraph (b) -- commission or spread
-- comparable recent offering:

		COMPARISON #1		COMPARISON #2	COMPARISON
#3

Security	Principal			Community Health	Exult Inc.
		Financial Grp., Inc.	Systems Inc.

Date Offered	10/22/2001		10/9/2001		7/31/2001

Price			$18.50		$26.80		$13.34

Spread ($)		$0.81			$1.20			$0.68

Spread (%)		4.35%			4.48%			5.10%

Security Type	Comm			Comm			Comm

Rating/Quality	N/A			N/A			N/A

Size of Issue	100,000,000		12,000,000		12,000,000

Total
Capitalization	$6,671,100,000	$2,638,898,555 $1,339,563,100





Note: Minimum of two comparisons must be completed for each purchase.